UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act

Stevanato Group S.p.A.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Via Molinella 17, 35017 Piombino Dese Padua, Italy	35017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Ordinary shares, without par value	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A registration statement file number to which this form relates:

333-257204

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant‘s Securities to be Registered

The description of ordinary shares, without par value, of Stevanato Group S.p.A. (the “Registrant”) under the heading “Description of Share Capital,” included in the Registrant’s Registration Statement on Form F-1 originally filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2021 (Registration No. 333-257204), as amended from time to time (the “Registration Statement“), is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stevanato Group S.p.A. (Registrant)

Dated: July 15, 2021	By:	/s/ Franco Moro
	Name:	Franco Moro
	Title:	Chief Executive Officer and Chief Operating Officer